Exhibit 99.1

The ONE Group Reports Fourth Quarter and Full Year 2017 Results

Company Provides Development Update and Issues Long-Term Growth Targets

Announces Appointment of New Director

New York, NY – March 28, 2018– The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (NASDAQ: STKS), today reported its financial results for the fourth quarter and full year ended December 31, 2017. The Company also provided a development update, issued long-term growth targets and announced the appointment of a new director.

Highlights for the fourth quarter ended December 31, 2017 were as follows:

•	Total GAAP revenue increased 6.1% to $21.7 million compared to $20.4 million in the same period last year;

•	Comparable sales for owned and managed STK units, inclusive of our international units*, increased 9.5% compared to the same period last year. Domestic comparable sales were +6% and international comparable sales were +15.5%;

•	GAAP net income from continuing operations before income taxes was $71,000 compared to a loss of $2.1 million for the same period last year;

•	GAAP net loss attributable to The ONE Group Hospitality, Inc. was $331,000 or $0.01 loss per share compared to GAAP net loss of $16.1 million or $0.64 loss per share for the same period last year;

•	Adjusted EBITDA** increased 58% to $2.4 million compared to the same period last year and 54% to $7.0 million for the full year; and,

•	Total restaurant expenses decreased 540 basis points from 88% to 83% as a percentage of revenues.

Emanuel “Manny” Hilario, Chief Executive Officer, said “Fiscal 2017 was an outstanding year for both sales and profitability at The ONE Group. We stayed committed and made strong progress implementing and executing our four-point strategy of driving comparable sales; focusing growth on license and management deals; improving operational efficiency in the restaurants; and reducing corporate G&A. The comparable sales and EBITDA growth in our fourth quarter further demonstrates the successful execution of this strategy and we are confident this success will continue. We are particularly proud of the 540 basis point increase to consolidated restaurant level margin compared to last year as well as the over 50% increase in our fourth quarter and annual profits at the EBITDA level.”

Mr. Hilario continued, “Looking ahead, 2018 is shaping up to be even more exciting than last year. Interest in our brand is growing stronger as evidenced by the development pipeline for our high margin, asset-light business and we continue to see interest in our brand on a world-wide basis. Strong execution at the restaurant level coupled with our highly differentiated experience provides us with great confidence that 2018 will be a highly productive year for our business.”

Mr. Hilario concluded, “We are pleased to be providing greater transparency to our investors by articulating long-term growth targets. Growing our top-line will be based upon an asset-light model of adding three to five licensed units and one to two food and beverage hospitality deals annually, coupled with comparable sales growth in the low single digits (1% to 2%). We also intend to maintain strong restaurant-level EBITDA margins, benefitting from economies of scale and operating efficiencies, while remaining disciplined in our G&A management. If these targets can be achieved, we should be able to generate consistent growth in Adjusted EBITDA of 20%+ over the long-term.”

*Comparable sales or same store sales (“SSS”), represents total food and beverage sales at owned and managed units opened for a full 18-month period. This metric includes total revenue from our US owned and managed STK locations as well as the revenue reported to us with respect to comparable sales at our international locations (measured in constant currency), and excludes revenues where we do not directly control the event sales force (Royalton Hotel in NY and The W Hotel in Westwood, CA).

Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Fourth Quarter 2017 Financial Results

Total GAAP Revenue increased 6.1% to $21.7 million in the fourth quarter of 2017 compared to $20.4 million in the same period last year due to sales increases in comparable and new stores along with increased revenue from management, license and incentive fee revenue.

Total owned net revenues increased 2.0% to $18.3 million in the fourth quarter of 2017 compared to $18.0 million in the fourth quarter of 2016. The increase was primarily due the opening of the STK in Denver in January 2017 and an increase in comparable sales, partially offset by the closing of the STK in Washington, DC in December 2016.

Comparable sales from owned STK units increased 5.8%, while comparable sales from both owned and managed STK units increased 6.0%. These increases reflect strong performances of the STK brand.

Management, license and incentive fee revenue increased 36.5% to $3.3 million in the fourth quarter of 2017 compared to $2.4 million in the fourth quarter of 2016. The increase was driven by higher management and incentive fees reflecting the strong performances of our European locations along with the launch of the licensed STK in Dubai in December.

GAAP net loss attributable to The ONE Group Hospitality, Inc. in the fourth quarter of 2017 the quarter was $331,000 or $0.01 loss per share compared to GAAP net loss of $16.1 million or $0.64 loss per share in the fourth quarter of 2016.

Adjusted EBITDA** increased 57.7% to $2.4 million in the fourth quarter of 2017 from $1.5 million in the fourth quarter of 2016.

Total food and beverage sales at owned and managed units* increased 1.4% to $44.3 million in the fourth quarter of 2017 compared to $43.7 million in the fourth quarter of 2016.

Full Year 2017 Financial Results

Total GAAP Revenue increased 10.2% to $79.8 million for the full year 2017 compared to $72.4 million in 2016 due to sales increases in comparable and new stores along with increased revenue from management, license and incentive fee revenue.

Total owned net revenues increased 7.7% to $68.9 million in the full year 2017 compared to $63.9 million in the full year 2016. The increase was primarily due to the opening of our STK in Denver and the increase in comparable sales across the brand restaurants.

Comparable sales from owned STK units increased 0.5% while comparable sales from owned and managed STK units increased 2.6% reflecting the success throughout the year of focused sales initiatives.

Management, license and incentive fee revenue increased 29.0% to $10.9 million in the full year 2017 compared to $8.5 million in the prior full year. The revenues increase was primarily driven by our UK operations.

GAAP net loss attributable to The ONE Group Hospitality, Inc. in the full year 2017 was $4.2 million or $0.16 loss per share compared to GAAP net loss of $16.7 million or $0.66 loss per share in the full year 2016.

Adjusted EBITDA increased 53.6% to $7.0 million in the full year 2017 from $4.5 million in the full year 2016.

Total food and beverage sales at owned and managed units* increased 8.0% to $169.8 million in the full year 2017 compared to $157.2 million in the full year 2016

Development Update - Projected 2018

Owned Restaurants - STK San Diego

Licensed Units - STK Dubai- Downtown, STK Doha, STK Puerto Rico, and STK Mexico City

Long-Term Growth Targets

The Company is providing the following long-term growth targets:

•	Three to five licensed restaurant units and one to two food and beverage hospitality deals annually;
•	Comparable sales growth of 1% to 2%;
•	Consistent Adjusted EBITDA growth of at least 20%; and,
•	Continued focus on our asset light model and disciplined G&A management, while benefitting from economies of scale and operating efficiencies.

Appointment of New Director

The Company named Dimitrios J. Angelis as an independent member to its Board of Directors effective March 28, 2018. Inclusive of his appointment, the Company’s Board now consists of six directors.

Dimitrios J. Angelis brings over 15 years of legal and corporate governance experience to The ONE Group. Mr. Angelis is currently Principal at Life Sciences Legal, serving as outside general counsel on all legal matters to several biotech, pharmaceutical, and medical device companies. Before joining Life Sciences Legal, Mr. Angelis was Chairman of the Board of Directors and CEO of OTI America, Inc. (NASDAQ: OTIV). Prior to his business leadership role at On Track Innovations, he was General Counsel and Corporate Secretary at Wockhardt, Inc., Senior Counsel at Dr. Reddy’s Laboratories, Inc. and Chief Legal Officer at Osteotech, Inc. Mr. Angelis was formerly a director at Actavis Inc. He began his career at Mayer, Brown, LLP as a Corporate Associate.

Mr. Angelis currently serves as a director of Digirad Corporation (NASDAQ: DRAD) and AmeriHoldings (NASDAQ: AMRH). He holds a Bachelor of Arts degree from Boston College, a Master of Arts from California State University, and a Juris Doctorate from New York University School of Law.

Mr. Hilario, Chief Executive Officer, said, “We are pleased to welcome Dimitrios to our Board of Directors as an independent member. Dimitrios is a strategic thinker with an extensive legal background and board experience and will be a valuable asset to our entire organization.”

“I am honored to join the Board of Directors of The ONE Group, which has established itself as leader in the high-end restaurant and hospitality segment,” added Dimitrios Angelis. “I look forward to working with the other directors to create long-term shareholder value.”

Conference Call

The Company will host a conference call to discuss fourth quarter 2017 financial results and its long-term growth targets today at 5:00 PM Eastern Time. Hosting the call will be Manny Hilario, Chief Executive Officer and Linda Siluk, Interim Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 201-493-6780; the passcode is 13675576. The replay will be available until April 11, 2018.

About The ONE Group

The ONE Group (NASDAQ:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2018 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the quarter ended December 31,
	2017	2016
Revenues:
Owned restaurant net revenues	$16,554	$15,647
Owned food, beverage and other revenues	1,767	2,320
Total owned revenue	18,321	17,967
Management, license and incentive fee revenue	3,340	2,447
Total revenues	21,661	20,414

Cost and expenses:
Owned operating expenses:
Restaurants:
Owned restaurant cost of sales	4,394	4,019
Owned restaurant operating expenses	9,348	9,820
Total restaurant expenses	13,742	13,839
Owned food, beverage and other expenses	2,100	2,198
Total owned operating expenses	15,842	16,037
General and administrative (including stock-based compensation of $330 and $115, respectively)	3,101	2,993
Settlements	—	—
Depreciation and amortization	430	819
Lease termination expense and related asset write-offs	898	529
Pre-opening expenses	377	1,513
Transaction costs	167	788
Equity in loss (income) of investee companies	79	(182)
Other expense (income), net	333	(173)
Total costs and expenses	21,227	22,324

Operating income (loss)	434	(1,910)
Other expenses, net:
Derivative income	—	—
Interest expense, net of interest income	363	187
Total other expenses, net	363	187
Income (loss) from continuing operations before provision for income taxes	71	(2,097)
Provision for income taxes	285	13,937

Loss from continuing operations	(214)	(16,034)

Loss from discontinued operations, net of taxes	—	93

Net loss	(214)	(16,127)
Less: net income attributable to noncontrolling interest	117	21
Net loss attributable to The ONE Group Hospitality, Inc.	$(331)	$(16,148)

Currency translation adjustment	(228)	(973)
Comprehensive loss	$(559)	$(17,121)

Basic and diluted loss per share:
Continuing operations	$(0.01)	$(0.64)
Discontinued operations	$—	$—
Attributable to The ONE Group Hospitality, Inc.	$(0.01)	$(0.64)

Shares used in computing basic and diluted loss per share	26,182,210	25,050,628

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the years ended December 31,
	2017	2016
Revenues:
Owned restaurant net revenues	$58,654	$54,068
Owned food, beverage and other revenues	10,227	9,880
Total owned revenue	68,881	63,948
Management, license and incentive fee revenue	10,917	8,466
Total revenues	79,798	72,414

Cost and expenses:
Owned operating expenses:
Restaurants:
Owned restaurant cost of sales	15,544	13,781
Owned restaurant operating expenses	37,036	34,542
Total restaurant expenses	52,580	48,323
Owned food, beverage and other expenses	9,396	8,805
Total owned operating expenses	61,976	57,128
General and administrative (including stock-based compensation of $1,074 and $838, respectively)	11,580	11,172
Settlements	1,295	—
Depreciation and amortization	3,051	2,647
Lease termination expense and related asset write-offs	1,781	529
Pre-opening expenses	1,663	5,994
Transaction costs	421	1,293
Equity in income of investee companies	(77)	(674)
Other expense (income), net	196	(46)
Total costs and expenses	81,886	78,043

Operating loss	(2,088)	(5,629)
Other expenses, net:
Derivative income	—	(100)
Interest expense, net of interest income	1,167	464
Total other expenses, net	1,167	364
Loss from continuing operations before provision for income taxes	(3,255)	(5,993)
Provision for income taxes	650	10,370

Loss from continuing operations	(3,905)	(16,363)

Loss from discontinued operations, net of taxes	106	92

Net loss	(4,011)	(16,455)
Less: net income attributable to noncontrolling interest	188	233
Net loss attributable to The ONE Group Hospitality, Inc.	$(4,199)	$(16,688)

Currency translation adjustment	(38)	(1,124)
Comprehensive loss	$(4,237)	$(17,812)

Basic and diluted loss per share:
Continuing operations	$(0.16)	$(0.66)
Discontinued operations	$—	$—
Attributable to The ONE Group Hospitality, Inc.	$(0.16)	$(0.66)

Shares used in computing basic and diluted loss per share	25,402,330	25,078,113

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

The following table sets forth certain statements of income data as a percentage of total revenues for the periods indicated:

	For the quarters ended December 31,
	2017	2016
Revenues:
Owned restaurant net revenues	76.4%	76.6%
Owned food, beverage and other revenues	8.2%	11.4%
Total owned revenues	84.6%	87.9%
Management, license and incentive fee revenues	15.4%	12.0%
Total revenues	100.0%	100.0%

Cost and expenses:
Owned operating expenses:
Restaurants:
Owned restaurant cost of sales (1)	26.5%	25.7%
Owned restaurant operating expenses (1)	56.5%	62.8%
Total restaurant expenses (1)	83.0%	88.4%
Owned food, beverage and other expenses (2)	118.8%	94.7%
Total owned operating expenses (3)	86.5%	89.3%

General and administrative (including noncash compensation expense of 1.5% and 0.6%, respectively)	14.3%	14.7%
Settlements	—%	—%
Depreciation and amortization	2.0%	4.0%
Lease termination and related asset write-offs	4.1%	2.6%
Pre-opening expenses	1.7%	7.4%
Transaction costs	0.8%	3.9%
Equity in loss (income) of investee companies	0.4%	(0.9)%
Other expense (income)	1.5%	(0.8)%
Total costs and expenses	98.0%	109.4%

Operating loss	2.0%	(9.4)%

Other expenses, net:
Derivative income	—%	—%
Interest expense, net of interest income	1.7%	0.9%
Total other expenses, net	1.7%	0.9%

Loss from continuing operations before provision for income taxes	0.3%	(10.3)%
Provision for income taxes	1.3%	68.3%
Loss from continuing operations	(1.0)%	(78.5)%
Loss from discontinued operations, net of taxes	—%	(0.5)%

Net loss	(1.0)%	(79.0)%
Less: net income attributable to noncontrolling interests	0.5%	0.1%
Net loss attributable to The One Group Hospitality, Inc.	(1.5)%	(79.1)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

The following table sets forth certain statements of income data as a percentage of total revenues for the periods indicated:

	For the years ended December 31,
	2017	2016
Revenues:
Owned restaurant net revenues	73.5%	74.7%
Owned food, beverage and other revenues	12.8%	13.6%
Total owned revenues	86.3%	88.3%
Management, license and incentive fee revenues	13.7%	11.7%
Total revenues	100.0%	100.0%

Cost and expenses:
Owned operating expenses:
Restaurants:
Owned restaurant cost of sales (1)	26.5%	25.5%
Owned restaurant operating expenses (1)	63.1%	63.9%
Total restaurant expenses (1)	89.6%	89.4%
Owned food, beverage and other expenses (2)	91.9%	89.1%
Total owned operating expenses (3)	90.0%	89.3%

General and administrative (including noncash compensation expense of 1.3% and 1.2%, respectively)	14.5%	15.4%
Settlements	1.6%	—%
Depreciation and amortization	3.8%	3.7%
Lease termination and related asset write-offs	2.2%	0.7%
Pre-opening expenses	2.1%	8.3%
Transaction costs	0.5%	1.8%
Equity in income of investee companies	(0.1)%	(0.9)%
Other expense (income)	0.2%	(0.1)%
Total costs and expenses	102.6%	107.8%

Operating loss	(2.6)%	(7.8)%

Other expenses, net:
Derivative income	—%	(0.1)%
Interest expense, net of interest income	1.5%	0.6%
Total other expenses, net	1.5%	0.5%

Loss from continuing operations before provision for income taxes	(4.1)%	(8.3)%
Provision for income taxes	0.8%	14.3%
Loss from continuing operations	(4.9)%	(22.6)%
Loss from discontinued operations, net of taxes	(0.1)%	(0.1)%

Net loss	(5.0)%	(22.7)%
Less: net income attributable to noncontrolling interests	0.3%	0.3%
Net loss attributable to The One Group Hospitality, Inc.	(5.3)%	(23.0)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

CONSOLIDATED BALANCE SHEET

(unaudited, in thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$1,557	$918
Accounts receivable	5,910	4,960
Inventory	1,402	1,309
Other current assets	1,035	1,743
Due from related parties, net	—	416
Total current assets	9,904	9,346

Property & equipment, net	37,811	36,815
Investments	2,957	3,066
Deferred tax assets, net	69	51
Other assets	444	662
Security deposits	2,031	2,204
Total assets	$53,216	$52,144

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,228	$3,762
Accrued expenses	7,419	5,549
Deferred license revenue	115	110
Deferred gift card revenue	999	613
Due to related parties, current	35	—
Current portion of long-term debt	3,241	3,154
Total current liabilities	17,037	13,188

Deferred license revenue, long-term	1,271	1,110
Due to related parties, long-term	1,197	1,197
Deferred rent and tenant improvement allowances	17,030	16,171
Long-term debt, net of current portion	10,115	13,099
Total liabilities	46,650	44,765

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 27,152,101 and 25,050,628 shares issued and outstanding at December 31, 2017 and 2016, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2017 and 2016	—	—
Additional paid-in capital	41,029	37,384
Accumulated deficit	(31,962)	(27,763)
Accumulated other comprehensive loss	(1,582)	(1,544)
Total stockholders’ equity	7,488	8,080
Noncontrolling interests	(922)	(701)
Total equity	6,566	7,379
Total Liabilities and Equity	$53,216	$52,144

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the quarter ended		For the year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (a)	$16,554	$15,647	$58,654	$54,068
Owned food, beverage and other revenues (a)	1,767	2,320	10,227	9,880
Total owned revenue	18,321	17,967	68,881	63,948
Management, license and incentive revenue	3,340	2,447	10,917	8,466
GAAP Revenues	$21,661	$20,414	79,798	72,414

Food and Beverage Sales from Managed Units (a)	$25,979	$25,733	$100,963	$93,255

Total Food and Beverage sales at Owned and Managed Units	$44,300	$43,700	$169,844	$157,203

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

The following table presents the elements of the Comparable sales measure for Fiscal 2017 on a quarterly basis. Note that comparable sales for international managed business is determined on a constant currency basis.

	Q1	Q2	Q3	Q4	Year
US Owned Restaurants	-1.8%	1.2%	-0.9%	5.8%	0.5%
US Managed Locations	8.3%	2.5%	6.5%	6.6%	6.0%
US Total	2.6%	1.7%	1.9%	6.0%	2.6%
International	13.2%	2.6%	9.4%	15.5%	10.0%
Global	6.0%	2.0%	4.6%	9.5%	5.2%

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (unaudited, in thousands):

	For the quarters ended December 31,
	2017	2016
Net loss attributable to The ONE Group Hospitality, Inc.	$(331)	$(16,148)
Net income attributable to noncontrolling interest	117	21
Net loss	(214)	(16,127)
Interest expense, net of interest income	363	187
Provision for income taxes	285	13,937
Depreciation and amortization	430	819
EBITDA	864	(1,184)
Deferred rent (1)	(21)	(250)
Pre-opening expenses	377	1,513
Lease termination and related asset write-offs (2)	898	529
Loss from discontinued operations	—	93
Transaction costs (3)	167	788
Stock based compensation	330	115
Adjusted EBITDA	2,615	1,604
Adjusted EBITDA attributable to noncontrolling interest	187	64
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$2,428	$1,540

	For the years ended December 31,
	2017	2016
Net loss attributable to The ONE Group Hospitality, Inc.	$(4,199)	$(16,688)
Net income attributable to noncontrolling interest	188	233
Net loss	(4,011)	(16,455)
Interest expense, net of interest income	1,167	464
Provision for income taxes	650	10,370
Depreciation and amortization	3,051	2,647
EBITDA	857	(2,974)
Deferred rent (1)	(61)	(657)
Pre-opening expenses	1,663	5,994
Lease termination and related asset write-offs (2)	1,781	529
Loss from discontinued operations	106	92
Transaction costs (3)	421	1,293
Derivative income	—	(100)
Stock based compensation	1,074	838
Settlements	1,295	—
Equity share of settlement costs	270	—
Adjusted EBITDA	7,406	5,015
Adjusted EBITDA attributable to noncontrolling interest	456	491
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$6,950	$4,524

(1) Deferred rent is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income.

(2) Lease termination and related asset write-offs is related to the costs associated with closed or abandoned locations.

(3) Transaction costs relate to the evaluation of strategic alternatives, liquidity improvement options and capital raising activities.

Investor Contact:

Michelle Michalski of ICR

646.277.1224